Exhibit 10.1

May 10, 2017

To: The Loan Parties to the Credit Agreement defined below

Re: Credit Agreement dated as of March 23, 2015 (as amended or restated from time to time, the “Credit Agreement”) among INFUSYSTEM HOLDINGS, INC., INFUSYSTEM HOLDINGS USA, INC., INFUSYSTEM, INC., FIRST BIOMEDICAL, INC., IFC LLC (collectively, the “Borrowers”), any other Loan Parties party hereto, and JPMORGAN CHASE BANK, N.A. (the “Lender”).

Ladies/Gentlemen:

An Event of Default has occurred under the Credit Agreement due to the breach of Section 6.12(a) of the Credit Agreement for the fiscal quarter ending March 31, 2017 (such existing Event of Default, the “Existing Default”). The Borrowers have requested that the Lender waive the Existing Default. Pursuant to such request, and subject to the Borrowers and any other Loan Parties signing this letter, the Lender hereby waives the Existing Default. The Borrowers acknowledge and agree that the waiver contained herein is a limited, specific and one-time waiver as described above. Such limited waiver shall not (a) modify or waive any other Event of Default, other than the waiver of the Existing Default hereunder for the fiscal quarter ending March 31, 2017 only, or modify or waive any other term, covenant or agreement contained in the Credit Agreement or any of the other Loan Documents, or (b) entitle any Borrower or any other Loan Party to a waiver, amendment, modification or other change to, of or in respect of any provision of the Credit Agreement or any other Loan Document in the future in similar or dissimilar circumstances.

Each Loan Party agrees that the Credit Agreement and each other Loan Document is ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect thereto. Each Loan Party represents and warrants to the Lender that (x) other than the Existing Default, no other Default has occurred and is continuing under the Credit Agreement as of the date hereof, and (y) it is not aware of, and hereby waives, any claims or causes of action against the Lender or any of its successors or assigns arising in connection with any Loan Document on or prior to the date hereof.

Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This letter may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and signatures sent by telecopy or other electronic imaging shall be enforceable as originals.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Cathy A. Smith
Name:	Cathy A. Smith
Title:	Senior Underwriter

Accepted and agreed:

INFUSYSTEM HOLDINGS, INC.

By	/s/ Christopher S. Downs
	Name:	Christopher S. Downs
	Title:	EVP and Interim Chief Financial Officer

INFUSYSTEM, INC.

By	/s/ Christopher S. Downs
	Name:	Christopher S. Downs
	Title:	EVP and Interim Chief Financial Officer

FIRST BIOMEDICAL, INC.

By	/s/ Christopher S. Downs
	Name:	Christopher S. Downs
	Title:	EVP and Interim Chief Financial Officer

IFC LLC

By	/s/ Christopher S. Downs
	Name:	Christopher S. Downs
	Title:	EVP and Interim Chief Financial Officer

INFUSYSTEM HOLDINGS USA, INC.

By	/s/ Christopher S. Downs
	Name:	Christopher S. Downs
	Title:	EVP and Interim Chief Financial Officer

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